EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value US$0.001 per share, of China Ming Yang Wind Power Group Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2012.

Chuanwei Zhang

/s/ Chuanwei Zhang
Chuanwei Zhang

First Windy Investment Corp.

By:	/s/ Chuanwei Zhang
	Name:	Chuanwei Zhang
	Title:	Sole Director

Ling Wu

/s/ Ling Wu
Ling Wu

Rich Wind Energy Three Corp.

By:	/s/ Ling Wu
	Name:	Ling Wu
	Title:	Sole Director